UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 3, 2003

Date of Earliest Event Reported: December 1, 2003

LIBERTY MEDIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-20421	84-1288730
(Commission File Number)	(I.R.S. Employer Identification No.)

12300 LIBERTY BLVD. ENGLEWOOD, COLORADO 80112
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Item 5. Other Events and Regulation FD Disclosure.

On December 3, 2003, Liberty Media Corporation (the “Company”) entered into the Registration Agreement, dated December 1, 2003 (the “Registration Agreement”), by and among Comcast QVC, Inc. (“Comcast QVC”), Comcast Corporation, the Company and Morgan Stanley & Co. Incorporated, pursuant to which the Company agreed to take certain actions in connection with the monetization by Comcast QVC of up to 100,000,000 shares of the Company’s Series A Common Stock owned by Comcast QVC.  Pursuant to the Registration Agreement, the Company agreed not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company until December 8, 2003.  This agreement does not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.

A copy of the Registration Agreement is attached hereto as Exhibit 99.1.  The foregoing description of the Registration Agreement is qualified in its entirety by the complete text thereof, which is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits.

(a)   Financial Statements Of Business Acquired.

None.

(b)   Pro Forma Financial Information.

None.

(c)   Exhibits.

99.1         Registration Agreement, dated December 1, 2003, by and among Comcast QVC, Inc., Comcast Corporation, Liberty Media Corporation and Morgan Stanley & Co. Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2003

LIBERTY MEDIA CORPORATION

	By:	/s/ Charles Y. Tanabe
		Name:	Charles Y. Tanabe
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Registration Agreement, dated December 1, 2003, by and among Comcast QVC, Inc., Comcast Corporation, Liberty Media Corporation and Morgan Stanley & Co. Incorporated.